EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT effective as of January 1, 1997, between Eagle Pacific Industries, Inc., a Minnesota corporation (the "Company"), and G. Peter Konen, a resident of Hastings, Nebraska ("Executive").

         A. Executive has been and desires to remain employed as President of the Company.

         B. The Company desires to continue to retain the benefit of Executive's experience and loyalty, and to continue to employ Executive as President of the Company.

         C. This Agreement replaces and supersedes Executive's restated employment agreement effective as of January 1, 1995 with Eagle Plastics, Inc., a subsidiary of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1.       Definitions

                  The terms used in this Agreement shall be defined as follows:

                  (a) "Agreement" shall mean this Agreement as amended from time to time.

                  (b) "Base Salary" shall mean the annual base salary payable to Executive pursuant to Section 4(a) hereof.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Cause" shall mean termination of the Executive's employment with the Company by the Board because of (1) gross misconduct; (2) material breach of this Agreement by Executive; (3) conviction or entry of a plea of guilty or nolo contendere to any felony or misdemeanor or the entry of any final civil judgment in connection with any allegation of fraud, misrepresentation, misappropriation or any other intentional tort or statute violation; (4) insubordination; or
                  (5) sexual harassment of fellow employees.

                  (e) "Committee" shall mean the Compensation Committee of the Board, if one exists and, if not, shall mean the Board.

                  (f) "Company" shall mean Eagle Pacific Industries, Inc., a Minnesota corporation, its successors or assigns.

                  (g) "Executive" shall mean G. Peter Konen, a resident of Hastings, Nebraska.

                  (h) "Executive Benefit Plans" shall mean any plans within the meaning of Sections 4(c) and (d) of this Agreement.

                  (i) "Period" shall mean the three year period commencing on the date hereof. If the parties agree to any extension of the Period, the term "Period" shall include all such extensions thereof.

                  (j) "Permanently Disabled" shall mean permanently prevented from performing his obligations hereunder as a result of his physical or mental health, as evaluated by sufficient documentation including doctors' statements.

                  (k) "Stock Options" shall mean any options held by Executive granting him the right to acquire shares of common stock of the Company.

                  (l) "Substantial Breach" shall mean (1) a substantial reduction in the nature or status of Executive's responsibilities hereunder; provided, that it shall not be deemed to be a Substantial Breach if Executive's duties are revised so that he remains an officer but is removed or not reelected as President; (2) a reduction by the Company in the Base Salary of Executive except to the extent permitted under
                  Section 4(a) hereof; (3) the failure by the Company to allow Executive to participate to the full extent in all plans, programs or benefits in accordance with Sections 4(b) to (e), inclusive, thereof; and (4) the failure by the Company to pay, distribute or grant any amounts of cash, stock or other compensation to Executive to which he is entitled. A Substantial Breach shall be deemed to occur only if such Substantial Breach has not been corrected by the Company within two weeks of receipt of notice from Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach.

         2.       Employment and Duties.

                  (a) General. The Company hereby employs Executive, and Executive agrees upon the terms and conditions herein set forth to serve as an officer of the Company and in such capacity, shall perform duties substantially the same as normally performed by persons in like positions in similar companies. Executive may be transferred, promoted or changed to another position, and any such transfer, promotion or change shall not affect the enforcement of this Agreement.

                  (b) No Other Employment. Throughout the time that Executive is employed by the Company, Executive shall, except as may from time to time be otherwise agreed in writing by the Company and unless prevented by ill health, devote his full-time working hours to his duties hereunder and Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation (excluding volunteer services or outside Board activities with modest time commitments) without the consent of the Board or otherwise engage in activities which would interfere significantly with the performance of his duties hereunder.

         3. Term of Employment. Subject to earlier termination of employment pursuant to Sections 5, 6, 7 or 8 of this Agreement, the Company shall retain Executive during the Period; and Executive shall serve in the employ of the Company for the Period.

         4. Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Executive during the term of his employment as compensation for services rendered hereunder:

                  (a) Base Salary. The Company shall pay to Executive a Base Salary at the rate of $175,000 per annum, payable in accordance with the Company's standard payroll policies. The Company shall be entitled to deduct or withhold all taxes and charges which the Company may be required to deduct or withhold therefrom. The Base Salary will be reviewed not less than annually by the Committee.

                  (b) Incentive Compensation. At all times during the Period, Executive shall be entitled to participate in all incentive compensation plans and programs of the Company, existing from time to time including the EBITDA bonus plan established by the Committee and described in Exhibit A attached hereto. For calendar year 1997, Executive's maximum bonus under the EBITDA bonus plan shall be eighty one thousand dollars ($81,000) and shall be based entirely on the Company's EBITDA.

                  (c) Stock Options. Executive shall be entitled to participate in all stock option plans and programs of the Company existing from time to time other than plans that exclude executive employees generally.

                  (d) Other Executive Benefit Plans. Executive shall be eligible to participate in all pension and welfare plans and programs of the Company for executive employees, existing from time to time, including, without limitation, the following:

                           (i) All qualified benefit plans and programs (e.g.,
                  defined contribution, supplemental retirement and Section 401(k) plans, long-term disability and life insurance plans and programs);

                           (ii) All hospitalization and medical plans and
                  programs; and

                           (iii) All retirement plans and programs.

                  (e) Life Insurance. The Company agrees to continue paying premium payments on Northwestern Mutual Life Policy #10760100 and Northwestern Mutual Life Policy #10216427, both on the life of Executive. Such payment of premiums shall continue until termination of this or any further employment agreement with Executive. Upon Executives termination of employment with the Company, the ownership of the above policies shall be transferred to Executive with no reimbursement from Executive. The foregoing policies shall provide that in the event of Executive's death during the term of this Agreement, the proceeds from such policies shall be divided equally between the Company and Executive's spouse (or if she predeceases Executive, then Executive's estate).

                  (f) Car Allowance. The Company shall pay Executive a car allowance of six hundred dollars ($600.00) per month.

         5.       Termination of Employment for Cause.

                  (a) Compensation and Benefits. If, prior to the expiration of the Period, (i) Executive's employment is terminated by the Company for Cause, or (ii) Executive resigns from his employment hereunder other than under circumstances covered by
                  Section 6 below, Executive shall not be eligible to receive any compensation or benefits or to participate in any plans or programs under Section 4 hereof with respect to the Period after the date of such termination except for the right to receive benefits under any plan or program, to the extent vested, in accordance with the terms of such plan or program and except for benefits provided in accordance with customary practices of the Company at Executive's expense (e.g., hospitalization and medical insurance).

                  (b) Date of Termination. The date of termination of Executive's employment by the Company under this Section 5 shall be two (2) weeks after receipt by Executive of written notice of termination for Cause or after receipt by the Company of written notice of Executive's resignation.

         6. Termination of Employment Without Cause or Resignation After Substantial Breach.

                  (a) Compensation and Benefits. If, prior to the expiration of the Period, Executive 's employment is terminated by the Company without Cause, or if, prior to the expiration of the Period Executive resigns from his employment hereunder following a Substantial Breach, the Company shall pay Executive an amount equal to Executive's then current Base Salary in twenty-four (24) equal monthly installments beginning one month after Executive's termination of employment.

                  (b) Date of Termination. The date of termination of Executive's employment by the Company under this Section 6 shall be the date specified in the written notice of termination to Executive, or if no such date is specified therein, the date on which such notice is given to Executive. The date of resignation by Executive under this Section 6 shall be two weeks after receipt by the Company of written notice of resignation, provided that the Substantial Breach specified in such notice shall not have been corrected by the Company during such two week period.

         7.       Termination of Employment by Disability.

                  (a) Compensation and Benefits. If Executive becomes Permanently Disabled prior to the expiration of the Period, the Company shall be entitled to terminate Executive's employment at the later of (x) six months from the date Executive becomes Permanently Disabled but not beyond the end of the Period or (y) the date the Company could terminate Executive in accordance with the Company's normal policies in such matters as applied to all other salaried employees. In the event of such termination of Executive's employment, Executive shall be entitled to receive from the Company the following:

                           (i) Executive shall be entitled to continued
                  participation in hospital and medical plans and programs of the Company in accordance with Company policy as it pertains to disabled salaried employees; that is for the period of said disability or until normal retirement age subject to the rules and practice of the plan(s).

                           (ii) Executive shall be entitled to received benefits
                  under any other Company plan or program (to the extent Executive is vested) in accordance with the terms of such plan or program.

                  (b) Date of Termination. The date of termination of Executive's employment under Section 7 shall be the date determined pursuant to Section 7(a) above.

         8.       Termination of Employment by Death.

                  (a) Compensation and Benefits. If Executive dies prior to the expiration of the Period, the Executive's estate or his beneficiary as appropriate shall be entitled to receive benefits under the Company's plan(s) or program(s) in accordance with the terms of such plan(s) or program(s).

         9. Termination of Employment by Nonrenewal of This Agreement. If Executive is employed by the Company at the end of the Period (and the Period is not extended by mutual agreement of Executive and the Company), the Company shall pay Executive an amount equal to Executive's then current Base Salary in twenty-four (24) equal monthly installments beginning one month after Executive's termination of employment.

         10. Noncompetition. During the terms of Executive's employment with the Company and for twenty-four (24) months thereafter, Executive shall refrain from directly or indirectly, on his own behalf or on behalf of any other person or entity, compete with the Company or any of its subsidiaries, anywhere in the continental United States, including but not limited to directly or indirectly rendering any services, advice or counsel in any capacity whatsoever, for any entity or person that engages in or is in the process of or anticipates engaging in any business which in any manner competes with the Company or any of its subsidiaries. At the option of the Company, the Company may extend the term of this covenant not to compete for two (2) additional one (1) year periods provided that the Company exercises its options six (6) months prior to the first day such option period would take effect and pays Executive an amount equal to one-twelfth (1/12) of the Base Salary in effect on the date of Executive's termination of employment each month during the extended term of this covenant not to compete. In the event that the Company does not exercise its final option to extend this covenant not to compete into the third year after termination, it shall no longer have the right to exercise its final option for year four (4). In the event that Executive violates the terms of this Article 10, the term of this covenant not to compete shall be extended for a period of time equal to the period of time that Executive was violating the terms of this Section 10.

         11.      Nondisclosure of Confidential Information.

                  a. Definition. For purposes of this Agreement "Confidential Information" means any information or compilation of information, not generally known, which is proprietary to the Company and relates to the Company's existing or reasonably foreseeable business, including, but not limited to, trade secrets and information relating to the Company's services, marketing plans or proposals and customer information. All information which the Company identifies as being "confidential" or "trade secret" shall be presumed to be Confidential Information. Confidential Information shall also include any confidential information of a parent, subsidiary or sister corporation of the Company and any information disclosed by a third party under contract with the Company which contract requires such disclosed information be kept confidential. Confidential Information shall not include information that is in or enters the public domain other than through a breach of confidentiality owed to the Company.

                  b. Nondisclosure. During the Period and at all times thereafter, Executive shall hold in strictest of confidence and will never disclose, furnish, transfer, communicate, make assessable to any person or use in any way Confidential Information for Executive's own or another's benefit or permit the same to be used in competition with the Company, nor will Executive accept any employment which would, by the nature of the position, inherently involve the use or disclosure by Executive of Confidential Information.

         12. Injunctive Relief. The parties acknowledge that the Company and/or its subsidiaries will suffer irreparable harm if Executive breaches Sections 10 or 11 of this Agreement. Accordingly, the Company shall be entitled, in addition to any other rights and remedies that it may have, at law or at equity, to an injunction, without the parting of a bond or other security, enjoining or restraining Executive from any violation of Sections 10 or 11 of this Agreement. Executive hereby consents to the Company's right to the issuance of such injunction.

         13. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any Successor to or assigns of the Company, and Executive's heirs and the personal representative of Executive's estate.

         14. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term of provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         15. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

         16. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Minnesota.

         17. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address specified under Executive's signature hereto or such other address which Executive has advised the Company to send notice to, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices and to the attention of each member of the Board of Directors of the Company at their respective business addresses. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

         IN WITNESS WHEREOF, the Company has caused the Agreement to be signed by its officer pursuant to the authority of its Board, and Executive has executed this Agreement, as of the day and year first written above.

                                          EAGLE PACIFIC INDUSTRIES, INC.


                                          By___________________________________
                                                  William H. Spell, CEO



                                          _____________________________________
                                                  G. Peter Konen




         EXHIBIT A

         EAGLE PACIFIC INDUSTRIES, INC.
         AND SUBSIDIARIES
         EBITDA BONUS PLAN

The following is a summary of the Eagle Pacific Industries, Inc. and Subsidiaries EBITDA Bonus Plan.

"EBITDA" shall mean the earnings before interest, taxes, depreciation and amortization for the particular company determined by the auditors for Eagle Pacific Industries, Inc. ("EPII") in accordance with GAAP for each fiscal year of EPII.

At or before the beginning of each fiscal year, the Board of Directors of EPII shall establish three levels of EBITDA for EPII and for each of its subsidiaries. If the lowest level is achieved, each employee participating in the EBITDA Bonus Plan will receive one-third of his/her maximum bonus. If the second highest level of EBITDA is achieved, each employee participating in the EBITDA Bonus Plan will receive two-thirds of his/her maximum bonus. If the highest level of EBITDA is achieved, each employee participating in the EBITDA Bonus Plan will receive his/her maximum bonus. At the same time the Board of Directors of EPII shall establish the eligible employees, the maximum amount of their bonuses and the company or companies on which the bonus will be based for that year.

An employee must be employed by the Company or one of its subsidiaries on the last day of the fiscal year in order to be entitled to receive any EBITDA bonus for that year.